Exhibit 24.1

POWER OF ATTORNEY

          KNOW ALL BY THESE PRESENTS, that each of Crescent Financial Corporation and the several undersigned Officers and Directors thereof whose signatures appear below hereby makes, constitutes and appoints Michael G. Carlton its and his or her true and lawful attorney, with full power of substitution to execute, deliver and file in its or his or her name and on its or his or her behalf, and in each of the undersigned Officer’s and Director’s capacity or capacities as shown below; (a) a Registration Statement on Form S-3 (or other appropriate form) with respect to the registration under the Securities Act of 1933, as amended, of (1) 24,900 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A; (2) a warrant for the purchase of 833,705 shares of common stock with an initial per share exercise price of $4.48 per share; (3) the 833,705 shares of common stock issuable upon exercise of such warrant; and (4) such additional number of shares of common stock, of a currently indeterminable amount, as may from time to time become issuable by reason of stock splits, stock dividends and certain anti-dilution provisions set forth in such warrant, all documents in support thereof or supplemental thereto and any and all amendments, including any and all post-effective amendments, to the foregoing (hereinafter the “Registration Statement”); and (b) such registration statements, petitions, applications, consents to service of process or other instruments, any and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the securities covered by said Registration Statement; and each of Crescent Financial Corporation and said Officers and Directors hereby grants to said attorney full power and authority to do and perform each and every act and thing whatsoever as said attorney may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as Crescent Financial Corporation might or could do, and as each of said Officers and Directors might or could do personally in his or her capacity or capacities as aforesaid, and each of Crescent Financial Corporation and said Officers and Directors hereby ratifies and confirms all acts and things which said attorney might do or cause to be done by virtue of this power of attorney and his signature as the same may be signed by said attorneys to any or all of the following (and/or any and all amendments and supplements to any or all thereof); such Registration Statement filed under the Securities Act of 1933, as amended, and all such registration statements, petitions, applications, consents to service of process and other instruments, and all documents in support thereof or supplemental thereto, filed under such securities laws, regulations and requirements as may be applicable.

          IN WITNESS WHEREOF, Crescent Financial Corporation has caused this power of attorney to be signed on its behalf, and each of the undersigned Officers and Directors in the capacity or capacities noted has hereunto set his or her hand on the date indicated below.

CRESCENT FINANCIAL CORPORATION
(Registrant)

By:	/s/ Michael G. Carlton
Michael G. Carlton
President and Chief Executive Officer

Dated:   January 27, 2009

SIGNATURE	CAPACITY

/s/ Michael G. Carlton	President, Chief Executive Officer, and
Michael G. Carlton	Director

/s/ Brent D. Barringer	Director
Brent D. Barringer

/s/ William H. Cameron	Director
William H. Cameron

/s/ Bruce I. Howell	Director
Bruce I. Howell

/s/ James A. Lucas, Jr.	Director
James A. Lucas, Jr.

/s/ Kenneth A. Lucas	Director
Kenneth A. Lucas

/s/ Sheila Hale Ogle	Director
Sheila Hale Ogle

/s/ Charles A. Paul, III	Director
Charles A. Paul, III

/s/ Francis R. Quis, Jr.	Director
Francis R. Quis, Jr.

/s/ Jon S. Rufty	Director
Jon S. Rufty

/s/ Jon T. Vincent	Director
Jon T. Vincent

/s/ Stephen K. Zaytoun	Director
Stephen K. Zaytoun